Exhibit 99.1

Proposed Merger June 2007

Safe-Harbor Statement This presentation includes forward-looking statements, including those regarding the proposed acquisition of Web.com by Website Pros and the anticipated reach, capabilities and opportunities for the combined company, future products and services, expected benefits to merchants and other customers, market opportunities, expected customer base, and the anticipated closing of the transaction. These statements are based on certain assumptions and reflect our current expectations. Statements including words such as "anticipate," "propose," "estimate," "believe" or "expect" and statements in the future tense are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the risk that the proposed transaction may not be completed in a timely manner, if at all; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the merger may not be realized; and other risks that may impact Website Pros’ and Web.com’s businesses, some of which are discussed in the companies' reports filed with the Securities and Exchange Commission (the "SEC") under the caption "Risks That Could Affect Future Results" or "Risk Factors" and elsewhere, including, without limitation, each of Website Pros’ and Web.com’s 10-Ks for the year ended December 31, 2006 and 10-Q’s for the quarter ended March 31, 2007. Copies of Website Pros and Web.com’s filings with the SEC can be obtained on their websites, or at the SEC's website at www.sec.gov. You can also obtain Website Pros report through its Web site at http://www.websitepros.com and Web.com’s reports through its Web site at http://www.web.com . Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. If any of these risks or uncertainties materializes, the acquisition may not be consummated, the potential benefits of the acquisition may not be realized, the operating results of Website Pros and Web.com could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and Website Pros and Web.com undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this presentation.

Strategic Rationale An Investment in Growth and Scale • Creates a leader in the web services market - Over $117 million annualized revenue run rate* - Over 234,000 paid subscribers* • Combines comprehensive DIFM and DIY solutions • Creates significant cross-sell opportunities • Highly complementary sales channels • Merger expected to be accretive in CY2008** *As of 3/31/07 ** non-GAAP diluted earnings per share basis

The Leaders in Web Services Highly complementary businesses serving the SMB market - Significant cross-selling opportunities - Operational expertise - 158,000 Subscribers - 76,000 Subscribers - Large brand-name partners - Large brand-name partners - Diversified inbound sales - Strong outbound telesales - 21 patents, with several pending - Proven customer service - Industry-leading technology - Search engine optimization tools - Online and affiliate marketing expertise - Lead generation services - Subscription-based model - Subscription-based model - Best in class DIY web services - Best in class DIFM web services

Customer Profile

Sales & Marketing Strategies

Web Services Powerhouse

Synergies Between Products

Combined Revenue Growth

Subscriber Growth

Growth Strategy Continue to develop or acquire complementary services and technologies Provide greater partner opportunities through product offerings to accommodate DIY or DIFM requirements on a private-label, white-label, or co-branded basis Increase ARPU and retention through cross-selling lead generation and other services Reach a broader range of SMB customers through complementary sales channels with full range of products and pricing options Become the provider of choice for SMB Internet and lead generation services through strong brand awareness and superior products and execution

Partner Synergies

Financial Highlights 80%+ incremental margin • Continued realization of cost efficiencies • Desirable subscription acquisition costs and total lifetime value ratios • Organic subscriber and revenue growth momentum • Met or exceeded earnings guidance every quarter since IPO • 13 quarters of positive non-GAAP net income • Increasing organic subscriber growth • Strong revenue growth •

Deal Structure I. Subject to pro-ration, Web.com shareholders may elect to receive for each WWWW share: - 0.6875 shares of WSPI stock or - $6.5233 in cash II. Cash used for acquisition consideration shall equal $25 million III. Aggregate purchase price of approximately $129 million based on 6/26/07 WSPI closing price IV. Approximately 9 million shares of WSPI

Strategic Rationale An Investment in Growth and Scale • Creates a leader in the web services market - Over $117 million annualized revenue run rate* - Over 234,000 paid subscribers* • Combines comprehensive DIFM and DIY solutions • Creates significant cross-sell opportunities • Highly complementary sales channels • Merger expected to be accretive in CY2008** *As of 3/31/07 ** non-GAAP diluted earnings per share basis